Exhibit 99.2

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contact: Jill Peters
(818) 871-8342
jpeters@thecheesecakefactory.com

THE CHEESECAKE FACTORY NAMES W. DOUGLAS BENN

EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

Calabasas Hills, CA – January 20, 2009 – The Cheesecake Factory Incorporated (NASDAQ: CAKE) today announced that it has named W. Douglas Benn as Executive Vice President and Chief Financial Officer of the Company, effective January 19, 2009.  Mr. Benn will be responsible for leading all aspects of the Company’s finance, accounting, strategic planning and investor relations functions.

Mr. Benn is a veteran of the restaurant industry having spent more than 20 years in management roles with restaurant companies.  He most recently served as Executive Vice President and Chief Financial Officer of RARE Hospitality International, which owned LongHorn Steakhouse and The Capital Grille prior to the company’s sale to Darden Restaurants in October 2007.  During his ten years with RARE, Mr. Benn helped grow the company to over 300 units and over $1 billion in annual revenues.

“Doug is a proven leader with an extensive background in the restaurant industry and we are delighted to have him join us,” said David Overton, Chairman and CEO.  “Doug brings a broad base of expertise to our company with strengths that go beyond the traditional responsibilities of a CFO.  He is a strategic thinker with a demonstrated ability to positively influence the growth goals and direction of a company.  I’m confident that Doug will add tremendous value in helping to position our Company for healthy long-term growth.  On behalf of the Board of Directors and the entire management team, we extend a warm welcome to Doug.”

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated created the upscale casual dining segment in 1978 with the introduction of its namesake concept and continues to define it today with the two highest productivity concepts in the industry.  The Company operates 145 restaurants throughout the U.S. under The Cheesecake Factory® name with an extensive menu of more than 200 items and fiscal 2007 average annual unit sales of approximately $10.4 million.  Grand Lux Cafe®, the Company’s second concept, has 13 units in operation across the U.S. offering a broad menu of more than 150 items and average annual unit sales of approximately $12.7 million in fiscal 2007.  The Company also

The Cheesecake Factory Incorporated

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

operates one unit of its newest concept, RockSugar Pan Asian Kitchen™, and two bakery production facilities in Calabasas Hills, CA and Rocky Mount, NC that produce over 60 varieties of quality cheesecakes and other baked products.  Additionally, the Company licenses two bakery cafe outlets to another foodservice operator under The Cheesecake Factory Bakery Cafe® mark.  For more information, please visit thecheesecakefactory.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements in this release are generally identified by words such as “believes,” “anticipates,” “plans,” “expects,” “will,” and “would,” and similar expressions that are intended to identify forward-looking statements.  Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements.  Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements.  Forward-looking statements speak only as of the dates on which they were made.  The Company undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise unless required to do so by securities laws.  Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s filings with the Securities and Exchange Commission.  These filings are available on a website maintained by the Securities and Exchange Commission at www.sec.gov.

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